CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Peak Return Participation Notes linked to the S&P 500 Low Volatility Index® due March 1, 2019	$1,574,000	$180.38

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-158385

PRICING SUPPLEMENT

Dated February 24, 2012

(To Prospectus dated April 2, 2009,

Prospectus Supplement dated April 9, 2009 and

Underlying Supplement no. 3 dated October 22, 2010)

HSBC USA Inc.

Peak Return Participation Notes
Linked to the S&P 500 Low Volatility Index®

}	$1,574,000 Peak Return Participation Notes linked to the S&P 500 Low Volatility Index®
}	The S&P 500 Low Volatility Index® measures the performance of the 100 least volatile stocks in the S&P 500 Index®
}	Exposure to 70% of the highest Reference Return as measured on each of the seven Observation Dates
}	Minimum return of 7.00% at maturity, subject to the credit risk of HSBC USA Inc.

The Peak Return Participation Notes (each a “Note” and collectively the “Notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying underlying supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-13 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-5 of this document, page S-3 of the accompanying prospectus supplement, and page US3-1 of the accompanying underlying supplement no. 3.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000	$45	$955
Total	$1,574,000	$70,830	$1,503,170

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-13 of this pricing supplement.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Peak Return Participation Notes

Linked to the S&P 500® Low Volatility Index

This offering of Notes has the terms described in this pricing supplement and the accompanying underlying supplement no. 3, prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should be willing to forgo interest and dividend payments during the term of the Notes.

This pricing supplement relates to an offering of Notes linked to the performance of the S&P 500 Low Volatility Index (the “Reference Asset”). The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.

Principal Amount:	$1,000 per Note

Reference Asset:	The S&P 500 Low Volatility Index (Ticker: SP5LVI) (the “Index”)

Trade Date:	February 24, 2012

Pricing Date:	February 24, 2012

Original Issue Date:	February 29, 2012

Final Valuation Date:	February 26, 2019. The Final Valuation Date is subject to postponement as described under the caption “Observation Dates and Maturity Date.”

Maturity Date:	March 1, 2019, which is 3 business days after the Final Valuation Date. The Maturity Date is subject to postponement as described under the caption “Observation Dates and Maturity Date.”

Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.

Final Settlement Value:

If the Highest Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to the greater of:

a) $1,000 + [$1,000 × (Highest Reference Return × 70%)]; and

b) $1,000 + ($1,000 × Minimum Return)

If the Highest Reference Return is less than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to:

$1,000 + ($1,000 × Minimum Return)

Reference Return:	The quotient, expressed as a percentage, calculated as follows:

Observed Level – Initial Level Initial Level
Highest Reference Return:	The highest Reference Return as measured on each of the seven Observation Dates.

Minimum Return:	7.00% at maturity

Initial Level:	4,204.07, which was the Official Closing Level of the Reference Asset on the Pricing Date.

Observed Level:	The Official Closing Level of the Reference Asset on the relevant Observation Date.

Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the calculation agent based upon the level displayed on Bloomberg Professional® service page “SP5LVI <INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Observation Dates:	February 26, 2013, February 26, 2014, February 26, 2015, February 26, 2016, February 27, 2017, February 26, 2018 and February 26, 2019 (the Final Valuation Date). The Observation Dates are subject to postponement as described under the caption “Observation Dates and Maturity Date.”

Form of Notes:	Book-Entry

Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

CUSIP / ISIN:	4042K1XF5 / US4042K1XF56

PS-2

GENERAL

This pricing supplement relates to an offering of Notes linked to the Reference Asset. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset. Although the offering of Notes relates to the Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated April 2, 2009, the prospectus supplement dated April 9, 2009 and the underlying supplement no. 3 dated October 22, 2010. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying underlying supplement no. 3, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-5 of this pricing supplement, page S-3 of the prospectus supplement and page US3-1 of underlying supplement no. 3, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and underlying supplement no. 3) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and underlying supplement no. 3 in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The underlying supplement no. 3 at: http://www.sec.gov/Archives/edgar/data/83246/000114420410055205/v198039_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420409019785/v145824_424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746909003736/a2192100zs-3asr.htm

PAYMENT AT MATURITY

If the Highest Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to the greater of:

a)	$1,000 + [$1,000 × (Highest Reference Return × 70%)]; and
b)	$1,000 + ($1,000 × Minimum Return)

If the Highest Reference Return is less than or equal to zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, equal to:

$1,000 + ($1,000 × Minimum Return)

Any payments on the Notes are subject to the credit risk of HSBC.

Interest

The Notes will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Indenture and Trustee

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, the Notes will be issued under the senior indenture dated March 31, 2009, between HSBC USA Inc., as Issuer, and Wells Fargo Bank, National Association, as trustee. Such indenture has substantially the same terms as the indenture described in the accompanying prospectus supplement.

Paying Agent

Notwithstanding anything contained in the accompanying prospectus supplement to the contrary, HSBC Bank USA, N.A. will act as paying agent with respect to the Notes pursuant to a Paying Agent and Securities Registrar Agreement dated June 1, 2009, between HSBC USA Inc. and HSBC Bank USA, N.A.

Reference Sponsor

Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies is the reference sponsor.

PS-3

INVESTOR SUITABILITY

The Notes may be suitable for you if:

}	You seek an investment with a return linked to the potential positive performance of the Reference Asset and you believe the level of the Reference Asset will increase over its Initial Level on any of the Observation Dates.
}	You are willing to make an investment with 70% upside exposure to the Reference Asset
}	You are willing to make an investment based on the Minimum Return of 7.00% at maturity.
}	You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.
}	You do not seek current income from your investment.
}	You do not seek an investment for which there is an active secondary market.
}	You are willing to hold the Notes to maturity.
}	You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}	You believe the Highest Reference Return will be negative or that the Highest Reference Return will not be sufficiently positive to provide you with your desired return.
}	You are unwilling to make an investment with 70% upside exposure to the Reference Asset
}	You are unwilling to make an investment based on the Minimum Return of 7.00% at maturity.
}	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
}	You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.
}	You seek current income from your investment.
}	You seek an investment for which there will be an active secondary market.
}	You are unable or unwilling to hold the Notes to maturity.
}	You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS-4

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page US3-1 of underlying supplement no. 3. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and underlying supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement; and
}	“— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the prospectus supplement

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

You will participate in only 70% of the increase in the value of the Reference Asset on any Observation Date.

If the Highest Reference Return is positive on any Observation Date, you will only participate in 70% of such performance.  Therefore, for you to receive more than the Minimum Return, the Reference Asset must increase by more than 10% on any Observation Date.

Credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including the return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

The calculation of the Reference Asset may not mitigate its price volatility; the low volatility feature of the Reference Asset may decrease your return.

While the Reference Asset has been designed in part to mitigate the effects of volatility, there is no assurance that it will be successful in doing so. It is also possible that the features of the Reference Asset designed to address the effects of volatility will instead adversely affect the return of the Reference Asset and, consequently, the return on your Notes. The Highest Reference Return must be greater than 10% on any Observation Date to result in a payment at maturity greater than the Minimum Return.

Return  on  the  Notes may not reflect the full performance of the Index over the term of the Notes.

Even  if  the  level of the Index increases during the term of the Notes, the Highest  Reference  Return  will  only be  measured  on  the specified Observation Dates.  As a result, the Highest Reference Return will not reflect Index levels during the periods that fall between the Observation Dates.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the Notes.

Please read and pay particular attention to the section “Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the accompanying prospectus supplement.

PS-5

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-6

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the actual Highest Reference Return. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level:	4,000
}	Minimum Return:	7.00% at maturity

The actual Initial Level was determined on the Pricing Date.

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes.

Example 1:

Observation Date	Hypothetical Observed Level	Hypothetical Reference Return
February 26, 2013	5,600	40.00%
February 26, 2014	5,400	35.00%
February 26, 2015	4,800	20.00%
February 26, 2016	5,000	25.00%
February 27, 2017	5,200	30.00%
February 26, 2018	4,800	20.00%
February 26, 2019 (Final Valuation Date)	4,600	15.00%

The Observed Level on the first Observation Date produces the highest Reference Return. Because such Highest Reference Return is positive, the Final Settlement Value would be $1,280 per $1,000 Principal Amount of Notes, calculated as the greater of:

a)	$1,000 + [$1,000 × (Highest Reference Return × 70%)]; and
b)	$1,000 + ($1,000 × Minimum Return)

= the greater of (a) $1,000 + [$1,000 × (40% × 70%)] and (b) $1,000 + ($1,000 × 7%)

= the greater of (a) $1,000 + ($1,000 × 28%) and (b) $1,000 + ($1,000 × 7%)

=$1,000 + ($1,000 × 28%)

=$1,000 + $280

=$1,280

Example 1 shows that if the Highest Reference Return is positive on any Observation Date, you will only participate in 70% of such performance, subject to the Minimum Return.

Example 2:

Observation Date	Hypothetical Observed Level	Hypothetical Reference Return
February 26, 2013	3,800	-5.00%
February 26, 2014	4,000	0.00%
February 26, 2015	4,080	2.00%
February 26, 2016	4,040	1.00%
February 27, 2017	4,120	3.00%
February 26, 2018	4,200	5.00%
February 26, 2019 (Final Valuation Date)	4,320	8.00%

The Observed Level on the final Observation Date produces the highest Reference Return. Because such Highest Reference Return is positive, the Final Settlement Value would be $1,070 per $1,000 Principal Amount of Notes, calculated as the greater of:

PS-7

a)	$1,000 + [$1,000 × (Highest Reference Return × 70%)]; and
b)	$1,000 + ($1,000 × Minimum Return)

= the greater of (a) $1,000 + [$1,000 × (8% × 70%)] and (b) $1,000 + ($1,000 × 7%)

= the greater of (a) $1,000 + ($1,000 × 5.60%) and (b) $1,000 + ($1,000 × 7%)

=$1,000 + ($1,000 × 7%)

=$1,000 + $70

=$1,070

Example 2 shows that if the Highest Reference Return is positive on any Observation Date, you will only participate in 70% of such performance.  In order for you to receive more than the Minimum Return, the Reference Asset must increase by more than 10% on any Observation Date.

Example 3:

Observation Date	Hypothetical Observed Level	Hypothetical Reference Return
February 26, 2013	3,800	-5.00%
February 26, 2014	3,600	-10.00%
February 26, 2015	3,400	-15.00%
February 26, 2016	3,760	-6.00%
February 27, 2017	3,840	-4.00%
February 26, 2018	3,800	-5.00%
February 26, 2019 (Final Valuation Date)	3,880	-3.00%

Because the Highest Reference Return is less than zero, the Final Settlement Value would be equal to the Minimum Return, or $1,070 per $1,000 Principal Amount of Notes, the minimum payment on the Notes.

PS-8

THE S&P 500 LOW VOLATILITY INDEX (“SP5LVI”)

Description of the Reference Asset

General

This document is not an offer to sell and it is not an offer to buy interests in the Reference Asset or any of the securities comprising the Reference Asset. All disclosures contained in this document regarding the Reference Asset, including its make-up, performance, method of calculation and changes in its components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Asset or any constituent included in the Reference Asset contained in this document. You should make your own investigation into each Reference Asset.

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-37 in the accompanying prospectus supplement.

The S&P 500 Low Volatility Index

HSBC has derived all information relating to the Reference Asset, including, without limitation, its make-up, performance, method of calculation and changes in its components, from publicly available sources. That information reflects the policies of and is subject to change by, Standard & Poor’s Financial Services LLC (“S&P”). S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of the Reference Asset at any time.

S&P publishes the Reference Asset

The Reference Asset has been calculated since April 20, 2011 and measures the performance of the 100 least volatile stocks in the S&P 500® Index. Volatility is defined as the standard deviation of the stock’s daily price returns over the prior 252 trading days. Constituents are weighted relative to the inverse of their corresponding volatility, with the least volatile stocks receiving the highest weights. The Reference Asset is designed to serve as a benchmark for low volatility or low variance strategies in the U.S. stock market and S&P may from time to time, in its sole discretion, add companies to or delete companies from, the Reference Asset to achieve these objectives.

Changes in the Reference Asset are reported daily in the financial pages of many major newspapers, on Bloomberg Professional® service under the symbol “SP5LVI” and on the S&P website. Information contained in the S&P website is not incorporated by reference in, and should not be considered a part of, this document.

The Reference Asset does not reflect the payment of dividends on the stocks included in the Reference Asset and therefore the payment on the securities will not produce the same return you would receive if you were able to purchase such underlying stocks and hold them until the Maturity Date.

Construction of the Reference Asset

The methodology employs a volatility driven weighting scheme, using the divisor methodology used in all of S&P’s equity indices. There are two steps in the creation of the Reference Asset. The first is the selection of the companies; the second is the weighting of the index constituents.

To be eligible for inclusion into the Reference Asset, stocks must first become constituents in the S&P 500® Index. Relevant criteria employed by S&P for inclusion in the S&P 500® Index include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company’s common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. For information on the S&P 500® Index please see “The S&P 500® Index” in the underlying supplement no. 3.

Additionally, to be eligible for the Reference Asset, constituents must have traded on all 252 trading days in the 12 months leading up to the rebalancing reference date.

The selection of constituents included in the Reference Asset is done as follows:

1.	Using available price return data for the trailing 252 trading days leading up to each index rebalancing reference date, the volatilities of the constituents within each eligible universe are calculated.

PS-9

2.	Constituents are, then, ranked in ascending order based on the inverse of the realized volatility. The top 100 securities with the least volatility form the Reference Asset.

At each rebalancing, the weight for each index constituent is set inversely proportional to its volatility. Volatility is defined as the standard deviation of the security’s daily price returns over the prior 252 trading days. The Reference Asset is calculated by means of the divisor methodology used in all S&P’s equity indices. The index value is simply the index market value divided by the index divisor. In order to maintain basket series continuity, S&P also adjusts the divisor at the rebalancing.

Maintenance of the Reference Asset

Rebalancing

The Reference Asset is rebalanced after the close on the third Friday of each February, May, August and November using market data as of the last trading day of every January, April, July and October. The constituents’ shares are calculated using closing prices on the second Friday of the rebalancing month as the reference price. Index share amounts are calculated and assigned to each stock to arrive at the weights determined on the reference date. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing will differ from these weights due to market movements.

Corporate Actions

Corporate Action	Adjustment made to the index	Divisor adjustment?
Spin-off	Spin off companies are not added to the Reference Asset. See below for more information.	See below
Rights Offering	The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Offering/Rights Ratio). Index shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Split	Index shares are multiplied by and the price is divided by the split factor.	No
Share Issuance or Share Repurchase	None. Actual shares outstanding of the company play no role in the daily index calculation.	No
Special Dividends	The price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Delisting, acquisition or any other corporate action resulting in the deletion of the stock from the underlying index.	The stock is dropped from the Reference Asset. This will cause the weights of the rest of the stocks in the index to change proportionately. Additions are made to the index only at the time of the quarterly rebalancing.	Yes

Spin-offs

Spin offs are never added to the Reference Asset and there is no weight change to the parent stock. The Price of the Parent Company is adjusted to the Price of the Parent Company minus (the Price of the Spun-off Company/Share Exchange Ratio). Index shares change so that the company’s weight remains the same as its weight before the spin off. There is no index divisor change.

When the price of the spin off is not known, the spun-off company is added to the index at a zero price. Once the spun-off company trades, the company is dropped from the index and the index divisor is adjusted to allow the weight of the spun-off entity to be reinvested into the index.

PS-10

License Agreement with S&P

HSBC has entered into a license agreement providing for the license to it, in exchange for a fee, of the right to use indices owned and published by S&P in connection with some products, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in Notes generally or in the Notes particularly or the ability of the SP5LVI to track general stock market performance. S&P's and its third party licensor’s only relationship to HSBC USA Inc. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the SP5LVI which is determined, composed and calculated by S&P or its third party licensors without regard to HSBC USA Inc. or the Notes. S&P and its third party licensors have no obligation to take the needs of HSBC USA Inc. or the owners of the Notes into consideration in determining, composing or calculating the SP5LVI. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

NEITHER STANDARD & POOR’S, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE SP5LVI OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. STANDARD & POOR’S, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. STANDARD & POOR’S MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE SP5LVI OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL STANDARD & POOR’S, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s®”, “S&P®” and “S&P 500®” are trademarks of Standard and Poor’s and have been licensed for use by HSBC USA Inc.

Hypothetical and Actual Historical Performance of the SP5LVI

The following graph sets forth the hypothetical back-tested performance of the SP5LVI from February 27, 2007 through April 19, 2011 and the historical performance of the SP5LVI from April 20, 2011 to February 24, 2012. The SP5LVI has only been calculated since April 20, 2011. The hypothetical back-tested performance of the SP5LVI set forth in the following graph was calculated using the selection criteria and methodology employed to calculate the SP5LVI since its inception on April 20, 2011. Accordingly, while the hypothetical graph set forth below is based on the selection criteria and methodology described herein, the SP5LVI was not actually calculated and published prior to April 20, 2011. The graph below also reflects the actual closing levels from April 20, 2011 to February 24, 2012 that we obtained from Bloomberg Professional® service. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Professional® service. The closing level for the SP5LVI on February 24, 2012 was 4,204.07. The hypothetical and actual performance is not necessarily an indication of future results.

PS-11

The hypothetical and actual historical levels of the SP5LVI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SP5LVI on the Final Valuation Date.

The tables below are based on a comparison of the S&P 500 Low Volatility Index with the S&P 500® Index for 1,3,5,10,15, and 20 year annualized returns and standard deviations. The SP5LVI has only been calculated since April 20, 2011. Accordingly, while the hypothetical tables set forth below are based on the selection criteria and methodology described herein, the SP5LVI was not actually calculated and published prior to April 20, 2011. The hypothetical and actual historical performance is not necessarily an indication of future results.

Annualized Price Return Data as of December 31, 2011
	S&P 500® Index	S&P 500 Low Volatility Index
1 Yr.	0.00%	10.88%
3 Yrs.	11.66%	12.04%
5 Yrs.	-2.38%	1.00%
10 Yrs.	0.92%	4.12%
15 Yrs.	3.59%	5.30%
20 Yrs.	5.67%	6.36%

Annualized Standard Deviation vs. S&P 500
	S&P 500® Index	S&P 500 Low Volatility Index
1 Yr.	15.97%	8.78%
3 Yrs.	19.00%	11.88%
5 Yrs.	18.91%	12.87%
10 Yrs.	15.93%	10.77%
15 Yrs.	16.59%	12.14%
20 Yrs.	15.01%	11.33%

Sector Weightings

The table below shows the current weight, average weight and maximum weight of each industry sector included in the S&P 500 Low Volatility Index. The hypothetical back-tested weights of the SP5LVI set forth below were calculated using the selection criteria and methodology employed to calculate the SP5LVI since its inception on April 20, 2011. No assurance can be given that these weightings will not change.

*as of last re- balancing on 1/31/12

**since 10/31/90

OBSERVATION DATES AND MATURITY DATE

The first paragraph of the section “Valuation Dates” in the accompanying underlying supplement no. 3 will be replaced with the following paragraph:

If an Observation Date, including the Final Valuation Date, is not a scheduled trading day, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day. If a Market Disruption Event (as described in the accompanying underlying supplement no. 3) exists on an Observation Date or the Final Valuation Date, then such Observation Date or the Final Valuation Date, respectively, will be the next scheduled trading day for which there is no Market Disruption Event. If a Market Disruption Event exists with respect to an Observation Date or the Final Valuation Date on five consecutive scheduled trading days, then that fifth scheduled trading day will be an Observation Date or the Final Valuation Date (as applicable), and the Official Closing Level on such Observation Date will be determined by the Calculation Agent by means of the formula for, and method of calculating of, the Reference Asset which applied just prior to the Market Disruption Event, using the relevant exchange’s traded or quoted price of each stock or other security in the Reference Asset (or if an event giving rise to a Market Disruption Event has occurred with respect to a stock or other security in the Reference Asset and is continuing on that fifth scheduled trading day, the Calculation Agent’s good faith estimate of the

PS-12

value for that stock or other security). If the Final Valuation Date is postponed, then the Maturity Date will also be postponed by the same number of business days and no interest will be paid in respect of such postponement.

EVENTS OF DEFAULT AND ACCELERATION

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in this pricing supplement except that in such a case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Highest Reference Return. If a Market Disruption Event exists with respect to the Reference Asset on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated maturity date will then be the third business day following the postponed accelerated Final Valuation Date.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Events of Default” in the accompanying prospectus.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement and will receive underwriting discounts and commissions of up to 4.50%, or $45.00, per $1,000 Principal Amount of Notes. HSBC Securities (USA) Inc. may allow selling concessions on sales of such Notes by other brokers or dealers of up to 4.50%, or $45.00, per $1,000 Principal Amount of Notes.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support these Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See ‘Supplemental Plan of Distribution’ on page S-52 in the prospectus supplement. All references to NASD Rule 2720 in the prospectus supplement shall be to FINRA Rule 5121.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes.  This summary supplements the section “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith. Notwithstanding any disclosure in the accompanying prospectus supplement to the contrary, our special U.S. tax counsel in this transaction is Sidley Austin llp.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Notes with terms that are substantially the same as those of the Notes.  We intend to treat the Notes as contingent payment debt instruments for U.S. federal income tax purposes.  Pursuant to the terms of the Notes, you agree to treat the Notes as contingent payment debt instruments for all U.S. federal income tax purposes and, in the opinion of Sidley Austin llp, special U.S. tax counsel to us, it is reasonable to treat the Notes as contingent payment debt instruments.  Assuming the Notes are treated as contingent payment debt instruments, a U.S. holder will be required to include original issue discount (“OID”) in gross income each year, even though no payments will be made on the Notes until maturity.

Based on the factors described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments”, we have determined that the comparable yield of the Notes, solely for U.S. federal income tax purposes, will be 3.52% per annum (compounded annually).  Further, based upon the method described in the section, “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” and based upon the comparable yield, we have determined that the projected payment schedule for Notes that have a Principal Amount of $1,000 and an issue price of $1,000 consists of a single payment of $1,274.51 at maturity.

Based upon the comparable yield, a U.S. holder that pays taxes on a calendar year basis, buys a Note for $1,000, and holds the Note

PS-13

until maturity will be required to pay taxes on the following amounts of ordinary income in respect of the Notes in each year assuming that the term of the Notes is exactly seven years:

Year	OID
2012	$29.53
2013	$36.26
2014	$37.54
2015	$38.86
2016	$40.23
2017	$41.64
2018	$43.11
2019	$7.34

However, the ordinary income reported in the taxable year the Notes mature will be adjusted to reflect the actual payment received at maturity.  U.S. holders may also obtain the comparable yield and projected payment schedule as determined by us by submitting a written request to:  Structured Equity Derivatives – Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 3rd Floor, New York, NY 10018.  A U.S. holder is generally bound by the comparable yield and the projected payment schedule established by us for the Notes.  However, if a U.S. holder believes that the projected payment schedule is unreasonable, a U.S. holder must determine its own projected payment schedule and explicitly disclose the use of such schedule and the reason the holder believes the projected payment schedule is unreasonable on its timely filed U.S. federal income tax return for the taxable year in which it acquires the Notes.

The comparable yield and projected payment schedule are not provided for any purpose other than the determination of a U.S. holder’s interest accruals for U.S. federal income tax purposes and do not constitute a projection or representation by us regarding the actual yield on a Note.  We do not make any representation as to what such actual yield will be.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of Notes with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above.  You should carefully consider the discussion of all potential tax consequences as set forth in “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

VALIDITY OF THE NOTES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture referred to in this pricing supplement, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 14, 2011, which has been filed as an exhibit to a Current Report on Form 8-K filed by the Issuer on December 14, 2011.

PS-14

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, any accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$1,574,000 Peak Return Participation Notes Linked to the

S&P 500 Low Volatility Index®

February 24, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-3
Payment at Maturity	PS-3
Investor Suitability	PS-4
Risk Factors	PS-5
Illustrative Examples	PS-7
The S&P 500 Low Volatility Index®	PS-9
Observation Dates and Maturity Date	PS-12
Events of Default and Acceleration	PS-13
Supplemental Plan of Distribution (Conflicts of Interest)	PS-13
U.S. Federal Income Tax Considerations	PS-13
Validity of the Notes	PS-14

Underlying Supplement no. 3
Risk Factors	US3-1
The S&P 500® Index	US3-4
The Russell 2000® Index	US3-8
The Dow Jones Industrial AverageSM	US3-11
The Hang Seng China Enterprises Index®	US3-13
The Hang Seng® Index	US3-15
The Korea Stock Price Index 200	US3-17
MSCI Indices	US3-20
The Dow Jones EURO STOXX 50® Index	US3-24
The PHLX Housing SectorSM Index	US3-26
The TOPIX® Index	US3-30
The NASDAQ-100 Index®	US3-33
S&P BRIC 40 Index	US3-37
The Nikkei 225 Index	US3-40
The FTSE™ 100 Index	US3-42
Other Components	US3-44
Additional Terms of the Notes	US3-44

Prospectus Supplement
Risk Factors	S-3
Pricing Supplement	S-16
Description of Notes	S-16
Sponsors or Issuers and Reference Asset	S-37
Use of Proceeds and Hedging	S-37
Certain ERISA	S-38
Certain U.S. Federal Income Tax Considerations	S-39
Supplemental Plan of Distribution	S-52

Prospectus
About this Prospectus	2
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	4
Description of Preferred Stock	16
Description of Warrants	22
Description of Purchase Contracts	26
Description of Units	29
Book-Entry Procedures	32
Limitations on Issuances in Bearer Form	36
Certain U.S. Federal Income Tax Considerations Relating to Debt Securities	37
Plan of Distribution	52
Notice to Canadian Investors	54
Certain ERISA Matters	58
Where You Can Find More Information	59
Legal Opinions	59
Experts	59